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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) October 21, 2002

Pope Resources, A Delaware Limited Partnership
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	91-1313292 (I.R.S. Employer Identification No.)

19245 Tenth Avenue NE, Poulsbo, Washington 98370
(Address of principal executive offices) (ZIP Code)

Registrant's telephone number, including area code (360) 697-6626

NOT APPLICABLE
(Former name or former address, if changed since last report.)

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.    OTHER EVENTS AND REGULATION FD DISCLOSURE

        On October 21, 2002 the registrant issued a press release relating to the expiration and non-renewal of a material contract relating to its timber management and consulting segment. A copy of that press release is attached hereto as Exhibit 99.1.

Item 7.    FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Description
99.1	Press release of the registrant dated October 21, 2002

SIGNATURES

        Pursuant to the requirements of Section 13 of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

POPE RESOURCES, A DELAWARE LIMITED PARTNERSHIP
DATE: October 21, 2002	BY:	/s/ THOMAS M. RINGO Thomas M. Ringo Vice President and Chief Financial Officer, Pope Resources, A Delaware Limited Partnership, and Pope MGP, Inc., General Partner

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INFORMATION TO BE INCLUDED IN THE REPORT
  Item 5. OTHER EVENTS AND REGULATION FD DISCLOSURE
  Item 7. FINANCIAL STATEMENTS AND EXHIBITS
SIGNATURES